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EXHIBIT 1.1

NORTHWESTERN CORPORATION
(a Delaware corporation)

10,000,000 SHARES OF COMMON STOCK

UNDERWRITING AGREEMENT

October 2, 2002

TABLE OF CONTENTS

UNDERWRITING AGREEMENT
SECTION 1.	Representations and Warranties		2
(a)	Representations and Warranties by the Company		2
	(i)	Compliance with Registration Requirements	2
	(ii)	Incorporated Documents	3
	(iii)	Independent Accountants	3
	(iv)	Financial Statements	3
	(v)	No Material Adverse Change in Business	4
	(vi)	Good Standing of the Company	4
	(vii)	Good Standing of Subsidiaries	4
	(viii)	Authorization of Agreement	5
	(ix)	Capitalization	5
	(x)	Authorization and Description of Securities	5
	(xi)	Absence of Defaults and Conflicts	5
	(xii)	Absence of Labor Dispute.	6
	(xiii)	Absence of Proceedings.	6
	(xiv)	Accuracy of Exhibits	6
	(xv)	Possession of Intellectual Property	6
	(xvi)	Absence of Further Requirements	7
	(xvii)	Possession of Licenses and Permits	7
	(xviii)	Title to Property	7
	(xix)	Investment Company Act	8
	(xx)	Environmental Laws	8
	(xxi)	FERC	8
	(xxii)	PUHCA. The Company is entitled to exemption from the United States Public Utility Holding Company Act of 1935, as amended, provided by Section 3(a)(3) thereof	8
(b)	Officers' Certificates		8
SECTION 2.	Sale and Delivery to Underwriters; Closing		9
(a)	Initial Securities		9
(b)	Option Securities		9
(c)	Payment		9
(d)	Denominations; Registration		10

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SECTION 3.	Covenants of the Company	10
(a)	Compliance with Securities Regulations and Commission Requests	10
(b)	Filing of Amendments	10
(c)	Delivery of Registration Statements	11
(d)	Delivery of Prospectus	11
(e)	Continued Compliance with Securities Laws	11
(f)	Blue Sky Qualifications	11
(g)	Rule 158	12
(h)	Use of Proceeds	12
(i)	Listing	12
(j)	Restriction on Sale of Securities	12
(k)	Reporting Requirements	12
SECTION 4.	Payment of Expenses	12
(a)	Expenses	12
(b)	Termination of Agreement	13
SECTION 5.	Conditions of Underwriters' Obligations	13
(a)	Effectiveness of Registration Statement	13
(b)	Opinion of Counsel for Company	13
(c)	Opinion of Counsel for Underwriters	14
(d)	Officers' Certificates	14
(e)	Accountants' Comfort Letters	14
(f)	Bring-down Comfort Letters	14
(g)	Approval of Listing	14
(h)	Lock-up Agreements	15
(i)	Maintenance of Rating	15
(j)	Conditions to Purchase Option Securities	15
(k)	Additional Documents	16
(l)	Termination of Agreement	16
SECTION 6.	Indemnification	16
(a)	Indemnification of Underwriters	16
(b)	Indemnification of Company, Directors and Officers	17
(c)	Actions against Parties; Notification	17
(d)	Settlement without Consent if Failure to Reimburse	18
SECTION 7.	Contribution	18
SECTION 8.	Representations, Warranties and Agreements to Survive Delivery	19
SECTION 9.	Termination of Agreement	19
(a)	Termination; General	19
(b)	Liabilities	20
SECTION 10.	Default by One or More of the Underwriters	20
Section 11.	Notices	21
Section 12.	Parties	21
SECTION 13.	GOVERNING LAW AND TIME	21

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SECTION 14.	Effect of Headings	21
SCHEDULES
Schedule A—List of Underwriters		Sch A-1
Schedule B—Pricing Information		Sch B-1
Schedule C—List of Subsidiaries		Sch C-1
Schedule D—List of Persons and Entities Subject to Lock-up		Sch D-1
EXHIBITS
Exhibit A—Forms of Opinions of Company's Special Counsel		A-1
Exhibit B—Form of Opinion of Company's Counsel		B-1
Exhibit C—Form of Lock-up Letter		C-1

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NORTHWESTERN CORPORATION
(a Delaware corporation)

10,000,000 Shares of Common Stock
(Par Value of $1.75 Per Share)

UNDERWRITING AGREEMENT

October 2, 2002

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
as Representative of the several Underwriters named in Schedule A hereto

Ladies and Gentlemen:

        Northwestern Corporation, a Delaware corporation (the "Company"), confirms its agreement with Morgan Stanley & Co. Incorporated and each of the Underwriters named in Schedule A hereto (collectively the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Morgan Stanley & Co. Incorporated is acting as Representative (in such capacity, the "Representative") with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock, par value $1.75 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of the 1,500,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 10,000,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or part of the 1,500,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

        The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deem advisable after this Agreement has been executed and delivered.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No 333-82707), including a prospectus, relating to common stock and other securities of the Company. Such registration statement was filed under the Securities Act of 1933, as amended (the "1933 Act"), and has become effective. Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus in accordance with the provisions of paragraph (b) of Rule 424 ("Rule 424(b)") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). The prospectus included in the registration statement at the time it became effective, as supplemented to reflect the terms of the Securities and the terms of the offering of the Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) under the 1933 Act Regulations, including all material incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is hereinafter referred to as the "Prospectus." No document has been or will be prepared or distributed in reliance on Rule 434 under the 1933 Act Regulations. "Preliminary prospectus" shall be deemed to refer to (i) any prospectus used before the Registration Statement (as defined herein) became effective and (ii) any prospectus that omitted, as applicable, information pursuant to Rule 430A(b) of the 1933 Act Regulations or other information to be included upon pricing in a prospectus filed with the Commission pursuant to Rule 424(b) and was used after such effectiveness and prior to the initial delivery of the Prospectus to the underwriters by the Company. Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the prospectus included in such registration statement at the time it became effective, as supplemented to reflect the terms of the Securities and the terms of the offering of the Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) under the 1933 Act Regulations, is herein called the "Registration Statement", provided that references to the Registration Statement at the time it became effective shall not be deemed to include the information first filed pursuant to and in accordance with Rule 424(b) under the 1933 Act Regulations. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

        SECTION 1.    Representations and Warranties.

        (a)    Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (i)    Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement and any post-effective amendments thereto became effective, at the time of the filing by the Company of any annual report on Form 10-K, or amendment thereto, and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or Prospectus.

          Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii)    Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (iii)    Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement and Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv)    Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except that the unaudited financial statements may be subject to normal year-end adjustments) throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and any summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements included in the Registration Statement. In addition, any pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (v)    No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for dividends on the 4 1/2% Series and the 6 1/2% Series of preferred stock and regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi)    Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority and franchises to own or lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is authorized as a domesticated foreign corporation to transact business, and is in good standing, in the State of Nebraska and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vii)    Good Standing of Subsidiaries. Each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X) of the Company and each of NorthWestern Energy LLC, Expanets, Inc., Blue Dot Services Inc., NorthWestern Growth Corporation and CornerStone Propane Partners, L.P. (each, a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized or formed and is validly existing as a corporation, limited liability company or a limited partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, has corporate, limited liability company or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, limited liability company or limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding shares of capital stock or partnership interests, as the case may be, of each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and all of the capital stock or limited partnership interests, as the case may be, of each Subsidiary owned by the Company, directly or through subsidiaries, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock or limited partnership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Schedule C hereto.

          (viii)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

          (ix)    Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (x)    Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any security holder of the Company.

          (xi)    Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for Repayment Events or such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (A) the provisions of the charter or by-laws or other organizational documents of the Company or any subsidiary or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, except, in the case of clause (B) hereof, for such violations that would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary prior to the scheduled maturity thereof or any other scheduled payment date.

          (xii)    Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, which may reasonably be expected to result in a Material Adverse Effect.

          (xiii)    Absence of Proceedings. Other than as disclosed in the Registration Statement, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement, or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xiv)    Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (xv)    Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them except in cases in which the failure to own or possess such Intellectual Property would not have a Material Adverse Effect and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement, conflict, invalidity or inadequacy, singly or in the aggregate, might reasonably be expected to result in a Material Adverse Effect.

          (xvi)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained, except as may be required under the 1933 Act or the 1933 Act Regulations or state securities or Blue Sky laws and except for the FERC Order (as defined herein).

          (xvii)    Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to have such Governmental Licenses would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, would result in a Material Adverse Effect.

          (xviii)    Title to Property. The Company and its subsidiaries have good and marketable title to all material real property owned by the Company and its subsidiaries and good title to all other material properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind (a) except such as are described in the Prospectus, (b) except for liens and encumbrances granted under debt agreements identified in the Prospectus and (c) except such as would not have a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xix)    Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act") required to register under the 1940 Act.

          (xx)    Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xxi)    FERC. The Federal Energy Regulatory Commission ("FERC") has issued an appropriate order or orders with respect to the issuance and sale of the Securities in accordance with this Agreement ("FERC Order"); the FERC Order is in full force and effect; and the issuance and sale of the Securities are in conformity with the terms of the FERC Order.

          (xxii)    PUHCA. The Company is entitled to exemption from the United States Public Utility Holding Company Act of 1935, as amended, provided by Section 3(a)(3) thereof.

        (b)    Officers' Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

        SECTION 2.    Sale and Delivery to Underwriters; Closing.

        (a)    Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

        (b)    Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,500,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. Such option will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Securities. Any such time and date of payment and delivery (each, a "Date of Delivery") shall be determined by the Representative and the Company, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless agreed by the Representative and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

        (c)    Payment.    Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Paul, Hastings, Janofsky & Walker LLP, 52 East 55th Street, New York, New York 10022, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called "Closing Time").

        In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of such Option Securities, shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on the relevant Date of Delivery as specified in the notice from the Representative to the Company.

        Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

        (d)    Denominations; Registration.    Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative in The City of New York not later than 5:00 P.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

        SECTION 3.    Covenants of the Company.    The Company covenants with each Underwriter as follows:

        (a)    Compliance with Securities Regulations and Commission Requests.    The Company, subject to Section 3(b), will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (b)    Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

        (c)    Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, at their request and without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein), and conformed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (d)    Delivery of Prospectus. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (e)    Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

        (f)    Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

        (g)    Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

        (h)    Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

        (i)    Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

        (j)    Restriction on Sale of Securities. During a period of 90 days from the date hereof, the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into, or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities referenced above, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, or (B) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus.

        (k)    Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

        SECTION 4.    Payment of Expenses.

        (a)    Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the filing fees incident to any necessary filings under state securities laws and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the

Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities and (viii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

        (b)    Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

        SECTION 5.    Conditions of Underwriters' Obligations.    The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

        (a)    Effectiveness of Registration Statement. The Registration Statement has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus shall have been filed with the Commission in accordance with Rule 424(b).

        (b)    Opinion of Counsel for Company.

          (i)    Opinion of Special Counsel for Company. At Closing Time, the Representative shall have received the opinion, dated as of Closing Time, of Paul, Hastings, Janofsky & Walker LLP, special counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

          (ii)    Opinion of Counsel for Company. At Closing Time, the Representative shall have received the opinion, dated as of Closing Time, of Alan D. Dietrich, Esq., Vice President Legal Administration of the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and such further effect as counsel to the Underwriters may reasonably request.

        (c)    Opinion of Counsel for Underwriters. At Closing Time, the Representative shall have received the opinion, dated as of Closing Time, of Dewey Ballantine LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in paragraph 1 of Exhibit B and paragraphs 1, 2, 4, 5 and 6 and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

        (d)    Officers' Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, (A) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the Company's knowledge, no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

        (e)    Accountants' Comfort Letters. At the time of the execution of this Agreement, the Representative shall have received from each of Deloitte & Touche LLP and PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements, certain financial information and the pro forma financial statements contained in the Registration Statement and the Prospectus.

        (f)    Bring-down Comfort Letter. At Closing Time, the Representative shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

        (g)    Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

        (h)    Lock-up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto.

        (i)    Maintenance of Rating. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to any of the Company's securities by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of any of the Company's securities.

        (j)    Conditions to Purchase Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery, and, at the relevant Date of Delivery, the Representative shall have received:

          (i)    Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, confirming that the certificates delivered at the Closing Time pursuant to Section 5(d) hereof remain true and correct as of such Date of Delivery.

          (ii)    Opinion of Special Counsel for Company. The opinion of Paul, Hastings, Janofsky & Walker LLP, special counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(i) hereof.

          (iii)    Opinion of Counsel for Company. The opinion of Alan D. Dietrich, Esq., Vice President Legal Administration of the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(ii) hereof.

          (iv)    Opinion of Counsel for Underwriters. The opinion of Dewey Ballantine LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

          (v)    Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished by them to the Representative pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.

        (k)    Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

        (l)    Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

        SECTION 6.    Indemnification.

        (a)    Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that this indemnity shall not apply to any preliminary prospectus or any amendment or supplement thereto to the extent that any such loss, claim, damage or liability results from the fact that any Underwriter sold Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as supplemented or amended and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the preliminary prospectus or amendment or supplement thereto which was corrected in the Prospectus or in the Prospectus as then amended or supplemented and such correction would have cured the defect giving rise to such loss, claim, damage or liability.

        (b)    Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d)    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        SECTION 7.    Contribution.    If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein; then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting commission received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

        The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

        SECTION 8.    Representations, Warranties and Agreements to Survive Delivery.    All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

        SECTION 9.    Termination of Agreement.

        (a)    Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time or any relevant Date of Delivery (i) if there has been, since the time of execution of this Agreement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any material adverse change or development involving a prospective material adverse change in national or international political, financial or economic conditions, in each case of subclauses (i) and (ii) above the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe.

        (b)    Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

        SECTION 10.    Default by One or More of the Underwriters.    If one or more of the Underwriters shall fail at Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

        (a)    if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

        (b)    if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

        No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representative or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section.

        SECTION 11.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at 1585 Broadway, New York, New York 10036, attention of David Sun; and notices to the Company shall be directed to it at 125 S. Dakota Avenue, Sioux Falls, South Dakota 57104, attention of Eric R. Jacobsen, with a copy to Paul, Hastings, Janofsky & Walker LLP, 55 Second St., 24th Floor, San Francisco, CA 94105, Attn: Thomas R. Pollock.

        SECTION 12.    Parties.    This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        SECTION 13.    GOVERNING LAW AND TIME.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        SECTION 14.    Effect of Headings.    The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,
NORTHWESTERN CORPORATION
By:	/s/ KIPP D. ORME Name: Kipp D. Orme Title: Vice President and Chief Financial Officer
CONFIRMED AND ACCEPTED, as of the date first above written:
MORGAN STANLEY & CO. INCORPORATED
By:	/s/ DAVID P. SUN
David P. Sun Executive Director

For themselves and as Representative of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities
Morgan Stanley & Co. Incorporated	4,331,250
Credit Suisse First Boston Corporation	1,925,000
UBS Warburg LLC	1,925,000
RBC Dain Rauscher Inc.	1,443,750
Robert W. Baird & Co. Incorporated	125,000
Legg Mason Wood Walker, Incorporated	125,000
U.S. Bancorp Piper Jaffray Capital Markets	125,000

Total	10,000,000

Sch A-1

SCHEDULE B

NORTHWESTERN CORPORATION

10,000,000 Shares of Common Stock

(Par Value $1.75 Per Share)

        1.    The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $8.75.

        2.    The purchase price per share for the Securities to be paid by the several Underwriters shall be $8.3125, being an amount equal to the initial public offering price set forth above less $.4375 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Sch B-1

SCHEDULE C

List of subsidiaries

NorthWestern Energy LLC
NorthWestern Growth Corporation
NorthWestern Capital Corporation
NorthWestern Services Group, Inc.
NorthWestern Energy Corporation
NorthWestern Services Corporation
NorthWestern Networks, Inc.
NorthWestern Systems, Inc.
NorCom Advanced Technologies, Inc.
Nekota Resources, Inc.
Grant, Inc.
LNSI, Inc.
Coast Energy Capital Corporation
Cornerstone Propane GP, Inc.
SYN INC.
Claremont Gas Corporation
Expanets, Inc.
Expanets of North America LLC
Expanets of Hawaii, Inc.
Expanets of Indiana, Inc.
Expanets of Indiana, LLC
Expanets of Arizona, Inc.
Expanets of Atlanta, Inc.
Expanets of California, Inc.
Expanets of Lancaster, Inc.
Expanets of Mississippi, Inc.
Expanets of Nebraska, Inc.
Expanets of New York, Inc.
Eagle, An Expanets Company, Inc.
Expanets of Oklahoma, Inc.
Expanets of Pacific Northwest, Inc.
Expanets of San Antonio, Inc.
Expanets of Tennessee, Inc.
Blue Dot Services Inc.
A.J. Perri, Inc.
A.S.I. Hastings, Inc.
Air Assurance Co.
Air Conditioning by Luquire, Inc.
Air Design, Inc.
Air Specialist Heating and Air Conditioning Company, Inc.
Anytime Plumbing, Inc.
ATM Acquisition Corp.
Blue Dot Plumbing Services of New Jersey, LLC
Blue Dot Capital Corporation
Blue Dot Capital Partners LLC
Blue Dot Licensing, Inc.
Blue Dot of Florida, Inc.

Sch C-1

Blue Dot Properties, Inc.
Blue Dot Services Company of Florida
Blue Dot Services Company of Georgia
Blue Dot Services Company of Illinois
Blue Dot Services Company of Kansas
Blue Dot Services Company of Michigan
Blue Dot Services Company of Ohio
Blue Dot Services Company of Washington
Blue Dot Services of West Trenton (NJ), Inc.
Brody Heating, Air Conditioning & Electrical Contractors, Inc.
Burton Plumbing Services, Inc.
Calvert-Jones Co., Inc.
CECS Acquisition Corp.
Columbus/Worthington Heating and Air Conditioning Company, Inc.
Comfort Air Systems, Inc.
Conditioned Air Associates, Inc.
Controlling Systems, Inc.
Dauenhauer & Son Plumbing and Piping Co., Inc.
Dependable Graham Air Conditioning, Inc.
Donahue Heating & Air Conditioning, Inc.
Enviro-Air, Inc.
Environmental Conditioning, Inc.
Environmental Services of Charlotte, Inc.
Environmental Systems and Controls, Inc.
Environmental Techniques Corporation
Fast Water Heater Company
AHAC Acquisition Corp.
Haslett Heating & Cooling, Inc.
Hill Heating & Air Conditioning, Inc.
Horizon Home Services, Inc.
Huck Heating and Air Conditioning, Inc.
Ideal Service Company, Inc.
John's Sewer & Pipe Cleaning, Inc.
Lindstrom Air Conditioning, Inc.
Master Controls & Service Company, Inc.
Metro-Tech Service Co.
NRS Acquisition Corp.
PAL Acquisition Corp.
Poudre Valley Air, Inc.
Residential Services of Indiana, Inc.
Ridge Heating, Air Conditioning & Plumbing, Inc.
Standard Heating & Air Conditioning Co.
Tri-County Associates, Inc.
Wagner Mechanical Inc.
WSI Acquisition Corp.
STO Acquisition Corp.
Steve Stone Air Conditioning, Heating & Plumbing, Inc.
NorthWestern Energy Development, LLC
NorthWestern Generation I, LLC
NorthWestern Montana First Megawatts, LLC
NorthWestern Energy Marketing, LLC

Sch C-2

Montana Megawatts I, LLC
NorthWestern Capital Partners, LLC
NorthWestern Capital Ventures, LLC
Cornerstone Propane Partners, LP
Cornerstone Propane, LP
Cornerstone Sales & Service Corporation
Cornerstone Holding Corporation
Coast Energy Global Services, Inc.
Propane Continental, Inc.
Flame, Inc.
Coast Energy Canada, Inc.
NSJV, LLC
TankSat Solutions, Inc.

Sch C-3

SCHEDULE D

List of persons and entities
subject to lock-up

Randy G. Darcy
Gary G. Drook
Bruce I. Smith
Richard R. Hylland
Jerry W. Johnson
Larry F. Ness
John C. Charters
Merle D. Lewis
Marilyn R. Seymann
Daniel K. Newell
Michael J. Hanson
Walter A. Brandley, III
Eric R. Jacobsen
John R. Van Camp
Kipp D. Orme
Paul H. Wyche, Jr.
Alan D. Dietrich
Kurt D. Whitesel
Lionel L. Nowell III

Sch D-1

Exhibit A

[Paul, Hastings, Janofsky & Walker LLP Letterhead]

October    , 2002

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
        as Representative of the several Underwriters named in Schedule A to the Underwriting Agreement described herein

Re:    NorthWestern Corporation—            Shares of Common Stock

Ladies and Gentlemen:

        We have acted as counsel to NorthWestern Corporation, a Delaware corporation (the "Company"), with respect to the preparation of, and the consummation of the transactions contemplated by, the Underwriting Agreement (the "Underwriting Agreement"), dated as of October    , 2002, between the Company and you, as Representative of the several Underwriters named in Schedule A thereto (collectively, the "Underwriters"), with respect to the issue and sale by the Company and the purchase by the Underwriters of an aggregate of    shares of the Company's common stock, par value $1.75 per share (the "Securities"). This opinion is rendered at the request of the Company pursuant to Section 5(b)(i) of the Underwriting Agreement. Except as otherwise defined herein, capitalized terms used in this opinion letter are defined as set forth in the Underwriting Agreement.

        In rendering this opinion, we have examined originals or copies of the following:

  (a)
  the Restated Certificate of Incorporation of the Company filed November 9, 2000, certified as of a recent date by the Secretary of State of the State of Delaware (the "Certificate of Incorporation);

  (b)
  the By-Laws of the Company, as amended to February 7, 2001 (the "By-Laws"), certified to be effective on the date hereof by the Assistant Secretary of the Company in a Secretary's Certificate, dated the date hereof (the "Secretary's Certificate");

  (c)
  a certificate with respect to the good standing of the Company in the State of Delaware, certified as of a recent date by the Secretary of State of the State of Delaware;

  (d)
  resolutions of the Board of Directors and the Offering Committee of the Board of Directors of the Company authorizing the execution, delivery and performance of the Underwriting Agreement and all other instruments and agreements entered into in connection with the transactions contemplated thereby, certified to be effective on the date hereof by the Assistant Secretary of the Company in the Secretary's Certificate;

  (e)
  the Underwriting Agreement;

  (f)
  the form of the Securities;

  (g)
  the Registration Statement on Form S-3 (No. 333-82707) filed by the Company with the Securities and Exchange Commission (the "Commission") under the 1933 Act (the "Registration Statement") and the prospectus included in the Registration Statement, as supplemented to reflect the terms of the Securities and the terms of the offering of the Securities pursuant to the Underwriting Agreement, as filed with the Commission (the "Prospectus");

  (h)
  (i)    the Secretary's Certificate;

    (ii)    an Officers' Certificate of Kipp D. Orme, Vice President—Finance and Chief Financial Officer of the Company and Eric R. Jacobsen, Vice President, General Counsel, Chief Legal Officer and Assistant Secretary of the Company, dated the date hereof (the "Officers' Certificate"), delivered to the Underwriters on the date hereof pursuant to Section 5(d) of the Underwriting Agreement;

    (iii)    an Incumbency Certificate of the Company, dated the date hereof (the "Company Incumbency Certificate" and, together with the Officer's Certificate, the "Certificates"), delivered to the Underwriters on the date hereof; and

  (i)
  the order of Federal Energy Regulatory Commission (the "FERC") issued on May 7, 2001 in Docket No. ES01-28-000; and

  (j)
  such other documents and records as we have deemed necessary for purposes of this opinion.

        In rendering this opinion we have made the following assumptions, each without any investigation or independent verification, except as otherwise noted, and our opinion is subject to the qualifications set forth below.

        We have assumed the genuineness of all signatures, the authenticity and completeness of all documents, certificates and instruments submitted to us as originals, the conformity with the originals of all documents, certificates and instruments submitted to us as copies and the authenticity and completeness of such underlying originals and the legal capacity of all individuals executing such documents, certificates and instruments.

        We have assumed that there are no oral modifications or written agreements or understandings which limit, modify or otherwise alter the terms, provisions, and conditions of, or relate to, the transactions contemplated by the Underwriting Agreement.

        As to matters of fact relevant or material to this opinion, we have relied without independent investigation on, and assumed the accuracy and completeness of, the Certificates and the representations and warranties of each party made in the Underwriting Agreement. We have not made an investigation as to, and have not independently verified, the facts underlying the matters covered by the Certificates or such representations and warranties.

        The phrases "to our knowledge," "known to us" and the like mean to the current actual knowledge of the attorneys of this Firm who have actively and directly participated in the negotiation and closing of, and who devoted substantive attention to, the transactions contemplated by the Underwriting Agreement. Where matters are stated to be "to our knowledge," "known to us" or the like, our investigations consisted only of an inquiry of the officers of the Company, the results of which are reflected in the Certificates, and a review of the Underwriting Agreement, and known to us by virtue of our representation of the Company with respect to the transactions contemplated by the Underwriting Agreement. We have not made any investigation of other attorneys of this Firm, of our files or as to the facts underlying the matters covered by the Certificates or the Underwriting Agreement.

        We also have assumed (a) the due authorization, execution, acknowledgement as indicated thereon and delivery of documents recited herein or delivered at the closing by each party thereto (other than the Company), that each party (other than the Company) has taken all other acts necessary for the performance of its obligations under the Underwriting Agreement, and the validity, binding effect and enforceability thereof, against each party thereto other than the Company, (b) that, with respect to all parties (other than the Company), each party is validly existing and has full power, authority and legal right to execute and deliver the Underwriting Agreement to which it is a party and to carry out the transactions contemplated thereunder, and that each is duly qualified and in good standing in each jurisdiction where qualification is required to the extent that any of the opinions expressed herein would be affected by the failure to so qualify and (c) that each party (other than the Company), has complied with any order, rule, regulation or law which may be applicable to such party with regard to any aspect of the transactions contemplated by the Underwriting Agreement to the extent that any of the opinions expressed herein would be affected by the failure to so comply.

        Statements in this opinion as to the validity, binding effect and enforceability are subject to the following qualifications: (a) they are limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity) including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance and (b) with reference to, but without limiting in any way, qualification (a) above, provisions indemnifying a party against liability for its own wrongful or negligent acts or otherwise in cases where indemnification could be considered contrary to public policy (including, without limitation, under federal and state securities laws and regulations as interpreted by applicable governmental authorities), provisions waiving defenses or other rights and provisions to the effect that terms of the documents may not be waived or modified except in writing are or may be unenforceable in whole or in part under applicable law; however, subject to the other qualifications stated herein, such enforceability will not, in our opinion, make the remedies afforded by the Underwriting Agreement, taken as a whole, inadequate for the practical realization of remedies upon a default by the Company.

        We are members of the Bar of the State of New York and our opinions herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware (based solely on our review of a standard compilation of such law) and the federal law of the United States, and we do not express any opinion as to the laws of any other state or jurisdiction. No opinion is expressed as to the choice of law provision contained in the Underwriting Agreement. No opinion is expressed as to the effect that the law of any other jurisdiction might have upon the subject matter of the opinions expressed herein under conflicts of laws principles or otherwise. We express no opinion as to any county, municipal, city, town or village ordinance, rule or regulation. Except for the opinions in paragraphs 4, 5, 7 and 8 hereof (subject to the exceptions contained in such paragraphs), we express no opinion herein with respect to the application of or compliance with any federal or state securities or blue sky laws or regulations (including, without limitation, any filing or notice requirements thereunder), and for purposes of this opinion have assumed compliance by all parties with such laws and regulations.

        We express no opinion except as expressly set forth in the numbered paragraphs below and no opinions shall be implied. We express no opinion as to environmental laws, antitrust or unfair competition laws or the law of fiduciary duty, or the rules and regulations promulgated thereunder. We disclaim any obligation to update any of the opinions expressed herein for events (including changes of law or fact) occurring after the date hereof.

        Based upon and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

  1.
  The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued, delivered and paid for in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Securities will not be subject to any preemptive or similar rights.

  2.
  The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

  3.
  The execution, delivery and performance of the Underwriting Agreement and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or lapse of time or both, (a) violate or result in the violation of the Certificate of Incorporation or By-Laws of the Company existing on the date hereof or (b) violate or result in the violation of any applicable law, statute, rule, regulation, judgment, writ, order or decree known to us of either the federal or New York government or any government instrumentality thereof existing on the date hereof and having jurisdiction over the Company or any of its properties or assets of which we are aware (other than state securities or blue sky laws, as to which we express no opinion and other than federal securities laws, as to which we express no opinion in this paragraph).

  4.
  Based upon the oral advice of the Commission, the Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and we are not aware, after due inquiry, of any stop order suspending the effectiveness of the Registration Statement and, to our knowledge, no proceedings for that purpose have been initiated or are pending or overtly threatened by the Commission.

  5.
  The Registration Statement, the Prospectus, and each amendment or supplement to the Registration Statement and the Prospectus (excluding the documents incorporated by reference in each of the foregoing), as of their respective effective or issue dates (except for the financial statements, notes and schedules thereto, the other financial, accounting and statistical data derived from the internal financial records of the Company included or incorporated by reference therein or omitted therefrom and Exhibit 25 to the Registration Statement, as to which it is understood we express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

  6.
  The statements set forth in the Prospectus under the captions "Description of Common Stock" and "Description of Preferred Stock and Preference Stock" and the information contained under Item 15 in the Registration Statement insofar as they purport to constitute a summary of matters of law, legal matters or the By-Laws, are correct summaries in all material respects.

  7.
  The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, required to be registered under the Investment Company Act of 1940, as amended.

  8.
  The FERC has issued appropriate authorizations with respect to the issuance of the Securities; to our knowledge, after due inquiry, such authorizations are in full force and effect and the issuance of the Securities are in conformity with the terms of such authorizations, and no other authorization, approval or consent, or other action by or filing with any New York or federal governmental authority or agency or, to our knowledge, any New York or federal court, not already obtained, is legally required for the issuance and sale of the Securities as contemplated by the Underwriting Agreement, except such as may have been obtained under the 1933 Act and the 1934 Act and such as may be required under state securities or blue sky laws (as to which we express no opinion).

        We have participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company and its subsidiaries, representatives of the Underwriters and representatives of counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed. Although we have reviewed the documents incorporated by reference in the Registration Statement and the Prospectus, we did not participate in their preparation. In addition, we did not undertake to determine or verify independently and, therefore, are not passing upon and do not assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent specified in paragraph 6 above). Based upon and subject to the foregoing, no facts have come to our attention that have caused us to believe that, the Registration Statement, on the effective date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus, on the date thereof or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no view with respect to the financial statements, notes and schedules thereto, the other financial, accounting and statistical data derived from the internal financial records of the Company included or incorporated by reference therein or omitted therefrom and Exhibit 25 to the Registration Statement).

        The opinions and views expressed herein are solely for the information of the addressees in connection with the transactions contemplated by the Underwriting Agreement, and may not be relied upon in any other context or by any other person, firm or entity, or relied upon or quoted in whole or part and not otherwise referred to for any other purpose, nor is it to be delivered to, filed with, or furnished or disclosed to any governmental agency or other person, firm or entity without our prior express written consent.

Sincerely,

Exhibit B

[NorthWestern Letterhead]

October    , 2002

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

    as Representative of the several Underwriters
    named in Schedule A to the Underwriting Agreement
    described herein

Re:        NorthWestern Corporation—            Shares of Common Stock

Ladies and Gentlemen:

        I am the Vice President—Legal Administration of NorthWestern Corporation, a Delaware corporation (the "Company"). In such capacity, I have acted as counsel to the Company with respect to the preparation of, and the consummation of the transactions contemplated by, the Underwriting Agreement (the "Underwriting Agreement"), dated as of October    , 2002, between the Company, and you, as Representative of the several Underwriters named in Schedule A thereto (collectively, the "Underwriters"), with respect to the issue and sale by the Company and the purchase by the Underwriters of an aggregate of            shares of the Company's common stock, par value $1.75 per share) (the "Securities"). This opinion is rendered at the request of the Company pursuant to Sections 5(b)(ii) of the Underwriting Agreement. Except as otherwise defined herein, capitalized terms used in this opinion letter are defined as set forth in the Underwriting Agreement.

        In rendering this opinion, I have examined originals or copies of the following:

  (a)
  the Restated Certificate of Incorporation of the Company filed November 9, 2000, certified as of a recent date by the Secretary of State of the State of Delaware (the "Certificate of Incorporation");

  (b)
  the By-Laws of the Company, as amended to February 7, 2001 (the "By-Laws"), certified to be effective on the date hereof by the Assistant Secretary of the Company in a Secretary's Certificate, dated the date hereof (the "Secretary's Certificate");

  (c)
  a certificate with respect to the good standing of the Company in the State of Delaware, certified as of a recent date by the Secretary of State of the State of Delaware;

  (d)
  resolutions of the Board of Directors and Offering Committee of the Board of Directors of the Company authorizing the execution, delivery and performance of the Underwriting Agreement and all other instruments and agreements entered into in connection with the transactions contemplated thereby, certified to be effective on the date hereof by the Assistant Secretary of the Company in the Secretary's Certificate;

  (e)
  the Underwriting Agreement;

  (f)
  the form of the Securities;

  (g)
  the Registration Statements on Form S-3 (No. 333-82707) filed by the Company with the Commission under the 1933 Act (together, the "Registration Statement") and the prospectus included in the Registration Statement, as supplemented to reflect the terms of the Securities and the terms of the offering of the Securities pursuant to the Underwriting Agreement, as first filed with the SEC (the "Prospectus");

  (h)
  (i)    the Secretary's Certificate;

  (ii)
  an Officers' Certificate of Kipp D. Orme, Vice President—Finance and Chief Financial Officer of the Company and Eric R. Jacobsen, Vice President, General Counsel, Chief Legal Officer and Assistant Secretary of the Company, dated the date hereof (the "Officers' Certificate"), delivered to the Underwriters on the date hereof pursuant to Section 5(d) of the Underwriting Agreement;

  (iii)
  an Incumbency Certificate of the Company, dated the date hereof (the "Company Incumbency Certificate" and, together with the Officers' Certificate, the "Certificates"), delivered to the Underwriters on the date hereof; and

  (i)
  the order of Federal Energy Regulatory Commission (the "FERC") issued on May 7, 2001 in Docket No. ES01-28-000; and

  (j)
  such other documents and records as I have deemed necessary for purposes of this opinion.

        In rendering this opinion I have made the following assumptions, each without any investigation or independent verification, except as otherwise noted, and my opinion is subject to the qualifications set forth below.

        I have assumed the genuineness of all signatures, the authenticity and completeness of all documents, certificates and instruments submitted to me as originals, the conformity with the originals of all documents, certificates and instruments submitted to me as copies and the authenticity and completeness of such underlying originals and the legal capacity of all individuals executing such documents, certificates and instruments.

        I have assumed that there are no oral modifications or written agreements or understandings which limit, modify or otherwise alter the terms, provisions, and conditions of, or relate to, the transactions contemplated by the Underwriting Agreement.

        As to matters of fact relevant or material to this opinion, I have relied without independent investigation on, and assumed the accuracy and completeness of, the Certificates and the representations and warranties of each party made in the Underwriting Agreement. I have not made an investigation as to, and have not independently verified, the facts underlying the matters covered by the Certificates or such representations and warranties.

        The phrases "to my knowledge," "known to me" and the like mean to my current actual knowledge and the current actual knowledge of members of my staff who have actively and directly participated in the negotiation and closing of, and who devoted substantive attention to, the transactions contemplated by the Underwriting Agreement. Where matters are stated to be "to my knowledge," "known to me" or the like, my investigations consisted only of an inquiry of the officers of the Company, the results of which are reflected in the Certificates, and a review of the Underwriting Agreement, and known to me in my capacity as Vice President—Legal Administration of the Company and by virtue of my representation of the Company with respect to the transactions contemplated by the Underwriting Agreement. I have not made any investigation of other employees of the Company, of the Company's files or as to the facts underlying the matters covered by the Certificates or the Underwriting Agreement.

        I am a member of the Bar of the States of South Dakota and Nebraska, and my opinions herein are limited to the laws of those States, the law of the State of Montana, the General Corporation Law of the State of Delaware (based solely on my review of a standard compilation of such laws) and the federal law of the United States, and I do not express any opinion as to the laws of any other state or jurisdiction. No opinion is expressed as to the effect that the law of any other jurisdiction might have upon the subject matter of the opinions expressed herein under conflicts of laws principles or otherwise. I express no opinion as to any county, municipal, city, town or village ordinance, rule or regulation. Except for my opinions in paragraphs 10 and 14 hereof, I express no opinion herein with respect to the application of or compliance with any federal or state securities or blue sky laws or regulations (including, without limitation, any filing or notice requirements thereunder), and for purposes of this opinion have assumed compliance by all parties with such laws and regulations.

        I express no opinion except as expressly set forth in the numbered paragraphs below and no opinions shall be implied. I express no opinion as to environmental laws, antitrust or unfair competition laws or the law of fiduciary duty, or the rules and regulations promulgated thereunder. I disclaim any obligation to update any of the opinions expressed herein for events (including changes of law or fact) occurring after the date hereof.

        Based upon and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that:

          1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware.

          2. The Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

          3. The Company is authorized as a domesticated foreign corporation to transact business, and is in good standing, in the State of Nebraska and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          4. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Underwriting Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus).

          5. The shares of Common Stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable.

          6. Each Subsidiary has been duly organized or formed and is validly existing as a corporation or a limited partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, has corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          7. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding shares of capital stock, limited liability company interests or partnership interests, as the case may be, of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, based solely on a review of the limited liability company agreement of NorthWestern Energy L.L.C., the limited partnership agreement of CornerStone, the stock ledger of each of the other Subsidiaries and the Certificates, to my knowledge, all of the capital stock or limited partnership interests, as the case may be, of each Subsidiary owned by the Company, directly or through subsidiaries, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or partnership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary.

          8. To my knowledge, neither the Company nor any Subsidiary is in violation of its charter or by-laws and no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

          9. The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated thereunder and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or lapse of time or both, violate or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xi) of the Underwriting Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such violations, breaches or defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect).

          10. The FERC has issued appropriate authorizations with respect to the issuance of the Securities in accordance with the Underwriting Agreement; to my knowledge, after due inquiry, such authorizations are in full force and effect and the issuance of the Securities are in conformity with the terms of such authorizations; and no other authorization, approval or consent or other action by or filing with any South Dakota, Nebraska or federal governmental authority or agency or, to my knowledge, any South Dakota, Nebraska or federal court, not already obtained, is legally required for the issuance and sale of the Securities as contemplated by the Underwriting Agreement, except such as may have been obtained under the 1933 Act, the 1934 Act and such as may be required under state securities or blue sky laws (as to which I express no opinion).

          11. Except as disclosed in the Registration Statement, to my knowledge, there is not pending or overtly threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party, or to which the property of the Company or any Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would result in a Material Adverse Effect, or which would materially and adversely affect the ability of the Company to consummate the transactions contemplated by the Underwriting Agreement.

          12. To my knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

          13. To my knowledge, there are no material franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and insofar as any descriptions of such material franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments purport to constitute a summary of the terms thereof, such summaries are correct in all material respects.

          14. The documents incorporated by reference in the Prospectus (except for the financial statements, notes and schedules thereto, the other financial, accounting and statistical data derived from the internal financial records of the Company included or incorporated by reference therein or omitted therefrom and Exhibit 25 to the Registration Statement, as to which it is understood I express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

        I have participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company and its subsidiaries, representatives of the Underwriters and representatives of counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although I did not undertake to determine or verify independently and, therefore, am not passing upon and do not assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent specified in paragraph 12 above), no facts have come to my attention that have caused me to believe that, the Registration Statement on the effective date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus, on the date thereof or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that I express no view with respect to the financial statements, notes and schedules thereto, the other financial, accounting and statistical data derived from the internal financial records of the Company included or incorporated by reference therein or omitted therefrom and Exhibit 25 to the Registration Statement).

        The opinions and views expressed herein are solely for the information of the addressee in connection with the transactions contemplated by the Underwriting Agreement, and is not to be relied upon in any other context or by any other person, firm or entity, or relied upon or quoted in whole or part and not otherwise referred to for any other purpose, nor is it to be delivered to, filed with, or furnished or disclosed to any governmental agency or other person, firm or entity without my prior express written consent.

Sincerely,

Exhibit C

FORM OF LOCK UP FROM DIRECTORS AND OFFICERS PURSUANT TO SECTION 5(h)

October [    ], 2002

Morgan Stanley & Co. Incorporated 1585 Broadway New York, New York 10036
as Representative of the several Underwriters to be named in the within-mentioned Underwriting Agreement
Re:	Proposed Public Offering by NorthWestern Corporation

Dear Sirs:

        The undersigned, a stockholder and an officer and/or director of NorthWestern Corporation, a Delaware corporation (the "Company"), understands that Morgan Stanley & Co. Incorporated (the "Representative") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $1.75 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 90 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representative, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Very truly yours,

Signature:

Print Name:

C-1

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TABLE OF CONTENTS
SCHEDULE A
SCHEDULE B NORTHWESTERN CORPORATION 10,000,000 Shares of Common Stock (Par Value $1.75 Per Share)
SCHEDULE C List of subsidiaries
SCHEDULE D List of persons and entities subject to lock-up
[Paul, Hastings, Janofsky & Walker LLP Letterhead]
[NorthWestern Letterhead]
FORM OF LOCK UP FROM DIRECTORS AND OFFICERS PURSUANT TO SECTION 5(h)